Exhibit 23.1

COLUMBIA PROPERTY TRUST, INC.
COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No 333-223062) of Columbia Property Trust, Inc. and Columbia Property Trust Operating Partnership, L.P.;

(2)Registration Statement (Form S-8 No 333-188409) pertaining to the Columbia Property Trust, Inc. 2013 Long-term Incentive Plan;

(3)Registration Statement (Form S-8 No 333-217720) pertaining to the Columbia Property Trust, Inc. Amended and Restated 2013 Long-term Incentive Plan;

of our reports dated February 13, 2020, relating to the consolidated financial statements and financial statement schedule of Columbia Property Trust, Inc. and subsidiaries (the “Company”), and Columbia Property Trust Operating Partnership, L.P. and subsidiaries (“the Partnership”), and the effectiveness of the Company’s internal control over financial reporting of the Company, appearing in this Annual Report on Form 10-K of the Company and the Partnership for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 13, 2020